Exhibit 99.1

GAN Announces CFIUS Clearance for SEGA SAMMY Merger

Irvine, California | June 27, 2024): GAN Limited (the “Company” or “GAN”) (NASDAQ: GAN), a leading North American B2B technology provider of real money internet gaming solutions and a leading International B2C operator of Internet sports betting, today announced that it has received clearance from the Committee on Foreign Investment in the United States (CFIUS) for the proposed merger of GAN and a subsidiary of SEGA SAMMY CREATION INC. (“SSC”), an affiliate of SEGA SAMMY HOLDINGS INC. (“SEGA SAMMY HOLDINGS”).

The closing of the merger is also subject to approval of the merger and change in control of GAN by certain gaming authorities. The closing of the merger remains subject to other customary closing conditions, and is expected to occur in late 2024 or early 2025.

If the merger is completed, each GAN ordinary share issued immediately prior to the effective time of the merger will be automatically cancelled and converted into the right to receive $1.97 in cash with respect to each such ordinary share, without interest and less applicable withholding taxes. Upon the completion of the merger, GAN will cease to be a publicly-traded company and its ordinary shares will be delisted from The Nasdaq Capital Market and deregistered under the Securities Exchange Act of 1934, as amended.

About GAN

GAN is a leading business-to-business supplier of internet gaming software-as-a-service solutions predominantly to the U.S. land-based casino industry. Coolbet, a division of GAN, is a market-leading operator of proprietary online sports betting technology with market leadership positions in select European and Latin American markets. GAN has developed a proprietary internet gaming enterprise software system, GameSTACK™, which it licenses to land-based casino operators as a turnkey technology solution for regulated real money internet gaming, encompassing internet gaming, internet sports gaming, and virtual Simulated Gaming. Additional information about GAN can be found online at www.GAN.com.

About SEGA SAMMY HOLDINGS

SEGA SAMMY HOLDINGS is the holding company of the SEGA SAMMY Group, a group of companies comprising the Entertainment Contents Business, which offers a diversity of fun through consumer and arcade game content, toys and animation; the Pachislot and Pachinko Machines Business, which conducts everything from development to sales of Pachinko/Pachislot machines; and the Gaming Business, which operates integrated resorts and develops casino gaming products and software.

SSC is a wholly-owned subsidiary of SEGA SAMMY HOLDINGS. SSC, together with its wholly-owned subsidiary SEGA SAMMY CREATION USA Inc., develop, manufacture and distribute land-based and online/social casino gaming products and software.

Forward-Looking Statements

This press release contains “forward looking statements” regarding the closing of the merger and the expected timing thereof and other future related events. Such statements are based upon current estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Factors that could cause actual events to differ include, but are not limited to the failure to satisfy the closing conditions to the merger, including obtaining the approval of the merger and change in control of GAN by certain gaming authorities and other risks detailed in GAN’s filings with the SEC, including its proxy statement filed with the SEC on January 9, 2024. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. GAN undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

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Investor Contacts:

GAN Robert Shore Vice President, IR and Capital Markets (610) 812-3519 rshore@GAN.com	Alpha IR Group Ryan Coleman (312) 445-2870 GAN@alpha-ir.com

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